UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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TECH DATA CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Colleague FAQ

1.	What was announced?

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Tech Data’s Board of Directors has unanimously approved an agreement under which the company will be acquired by funds managed by affiliates of Apollo Global Management, one of the world’s leading global alternative investment managers.

•	Under the terms of the agreement, Tech Data shareholders will receive $130 in cash for each share of common stock that they own.

•	The transaction is valued at approximately $5.4 billion enterprise value.

•	As a result of the transaction, Tech Data will become a private company.

2.	Who is Apollo Global Management?

•	Founded in 1990, Apollo is one of the world’s leading global alternative investment managers, with many major private equity investments.

•	It is headquartered in New York and has more than 1,000 colleagues in 16 offices across North America, Europe and Asia.

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The firm has approximately $323 billion of assets under management, reflecting the scope and success of Apollo’s investments. Apollo takes a patient, value-oriented approach to its investments. It gives its portfolio companies the flexibility to invest today in strategies that are expected to pay off over time.

•	Apollo has invested in more than 300 companies since its inception and looks to partner with companies like Tech Data that have a leading business, strong teams and solid performance.

•	Examples include:

•	Presidio, a digital infrastructure and solutions business

•	Rackspace, a managed cloud computing company

•	ADT, which provides security and other services for residential and small businesses

•	Additional information can be found at www.apollo.com.

3.	Why did Tech Data enter this agreement? Why now?

•	This agreement reflects the significant progress we have made to establish Tech Data as one of the world’s largest and most respected technology distributors.

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Over the past several months, our Board has been exploring various opportunities to ensure we are best positioned to build on this momentum and accelerate Tech Data’s continued growth and success in service to our channel partners.

•	Our agreement with Apollo delivers on those objectives.

4.	What are the benefits of this transaction? Why is Apollo the right owner for Tech Data?

•	In addition to providing our shareholders with significant premium cash value for their shares, this transaction will create exciting opportunities for our company, colleagues and channel partners.

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With this agreement, Tech Data is gaining an owner with a proven record of working with other technology companies to help them grow and thrive, and Apollo shares our commitment to being a trusted partner to the world’s leading technology vendors while serving customers better than any other company in the space.

•	Apollo takes a patient, value-oriented approach to its investments. It gives its portfolio companies the flexibility to invest today in strategies that are expected to pay off over time.

•	Apollo is investing in our company because they believe Tech Data’s team, capabilities and global infrastructure provide a great platform for growth.

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Apollo’s investment will enable us to accelerate our strategy to further differentiate and expand our end-to-end solutions portfolio and provide our channel partners with unparalleled reach, efficiency and expertise.

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In addition, as a private company, we will have more flexibility to make the investments in our people and our portfolio that are important for long-term success — those that are difficult to make as a publicly traded company subject to investor expectations for near-term results.

5.	What does it mean to become a privately held company? What are the benefits?

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Becoming a private company means that, upon completion of the transaction, Tech Data’s stock will no longer be listed or traded on Nasdaq (or any public stock exchange), and we will cease to be an SEC-reporting company.

•	Public companies are often, by necessity, forced to focus on the short term. This change opens up many opportunities for building our business in both the near and long term.

•	While this is a change in the company’s ownership structure, it does not change our strategy or business priorities.

•	We will continue to operate the business as usual.

•	Additional benefits of becoming a privately held company include:

•	Tech Data can respond faster to the needs of the marketplace

•	More flexibility to pursue our strategy and accelerate investments in our people, our business and our portfolio

•	Support of an owner with a proven track record in the technology industry that shares our vision and believes in our mission

6.	What are some examples of companies I might know that have gone private? What companies has Apollo taken private?

•	Examples of companies that Apollo has taken private:

•	Presidio, a digital infrastructure and solutions business

•	ADT Security Services, which provides security and other services for residential and small businesses

•	Rackspace, a managed cloud computing company

•	Fresh Market, the healthy grocery chain

•	McGraw Hill Education, a leading online learning company

•	Sirius Satellite Radio (now Sirius XM Satellite Radio)

•	Examples of companies that other private equity firms have taken private:

•	Dell, a leading computer technology company

•	Digital River, which provides ecommerce services

•	Informatica, which provides data integration software

•	PetSmart, the pet supply chain

•	Polycom, which makes videoconferencing and collaboration technology

7.	Will there be changes to our strategy, business priorities or offerings?

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No, we are operating the business as usual. There will be no change to our four-pillar, Delivering Higher Value strategy or business priorities as a result of this transaction, and we expect our offerings to grow and advance over time.

•	Apollo views Tech Data as a company with great upside potential. It is committed to supporting the company as we continue to grow and evolve.

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Apollo is investing in our company because they believe Tech Data’s team, capabilities and global infrastructure provide a great platform for growth that will enable us to further differentiate and expand our end-to-end solutions portfolio and provide our channel partners with unparalleled reach, efficiency and expertise.

8.	What does this transaction mean for Tech Data’s corporate culture?

•	Apollo values our unique workplace culture, which has helped Tech Data become one of FORTUNE’s “Most Admired Companies” for 10 years running.

•	Tech Data will continue to leverage our company values to serve as the foundation from which we work and drive our organization forward each day with a shared sense of purpose.

•	Our purpose, vision, mission and values will remain unchanged.

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We also have a talent development process, and Tech Data has added programs with leadership training and colleague recognition — all of which will continue to foster and strengthen our corporate culture.

9.	Can we still hire for open requisitions and open new requisitions?

•	Yes, in accordance with and at the direction of the management teams and quarterly operating plans.

•	Please continue to align with your HR business partners and your department leaders on hiring priorities.

10.	What does the transaction mean for Tech Data colleagues?

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Fundamentally, this transaction is about building on Tech Data’s many strengths, including our talented workforce, and we think this will result in even greater success for our company and more career development and growth opportunities for our colleagues over time.

•	Our strategy and business priorities are the same, and we are operating the business as usual.

•	Your role, duties and responsibilities are not expected to change as a result of this transaction and Tech Data is committed to retain and attract strong talent.

•	Colleagues should remain focused on their day-to-day roles and responsibilities, including delivering superior experiences to each other and to our channel partners, as always.

11.	Will there be any changes to colleagues’ salaries, compensation, or benefits as a result of the transaction?

•	We are continuing to operate under our current Global Career Level (GCL) cash compensation structure and benefits programs.

•	For those colleagues that receive equity as part of their compensation, we are evaluating a replacement strategy.

•	To the extent there are changes in the future, colleagues will be informed in advance as they have been in the past.

12.	Will there be any changes to year-end bonuses?

•	We are continuing to operate under our current compensation and benefits programs.

•	Bonus considerations and payouts will continue in the normal course as planned.

13.	What happens to the Employee Stock Purchase Plan (ESPP)?

•	The Employee Stock Purchase Plan will be suspended, effective the end of the offering period that we are currently in, which will be Nov. 30, 2019.

•	Upon closing, Tech Data shares will be exchanged for $130 per share in cash.

•	Between now and the suspension of the ESPP, no colleague will be allowed to increase his or her participation in this plan, and colleagues who are not already a part of the plan cannot opt in.

14.	I own shares in Tech Data. What do I need to do?

•	There is no action required at this time.

•	If you own shares, you will be given the opportunity to vote your shares for or against the transaction with Apollo.

•	Details regarding the shareholder vote will be communicated to you in advance.

15.	What will happen to my Tech Data shares, and can I trade them?

•	Upon closing of the transaction, each vested share you own will be exchanged for $130 per share in cash.

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For VP’s and above and certain other colleagues, the trading window for Tech Data is currently closed. Unless you’ve been instructed otherwise, the trading window will reopen two trading days following our Q3 earnings announcement on November 26, 2019.

16.	Will there be changes in staffing levels or job cuts as a result of the transaction?

•	Fundamentally, this transaction is about building on Tech Data’s many strengths, and that includes the talented and skilled colleagues who work at Tech Data.

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We expect minimal impact on our day-to-day business for the vast majority of our colleagues. It is important that we retain our colleagues so we can continue to serve our customers and meet our goals and objectives.

17.	Who will lead Tech Data after the transaction closes?

•	Following the close of the transaction, Rich Hume will continue to lead Tech Data as chief executive officer alongside members of the CEO Staff.

18.	Will there be any changes in reporting relationships or job responsibilities as a result of the transaction?

•	We are operating the business as usual with existing reporting relationships and responsibilities.

19.	Will Tech Data continue to be headquartered in Clearwater? Will there be changes to Tech Data’s other facilities and operating locations?

•	Following the close, Tech Data will continue to be headquartered in Clearwater, Florida.

•	We do not currently expect any changes to Tech Data’s operating locations or facilities as a result of the transaction.

•	As always, we will continue to ensure our operating footprint best meets the needs of the business and supports our vendor and customer relationships.

20.	Will there be any changes to the Tech Data name and brand?

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Tech Data‘s name and brand are well regarded. Following the close of the transaction, the company will continue to operate under the Tech Data name and brand; additionally, our purpose, vision, mission, strategy and values will remain unchanged.

•	Following the close of the transaction, the company will continue to operate under the Tech Data name and brand.

21.	What does this mean for Tech Data’s channel partners (both customers and vendors)?

•	We believe this transaction is a great outcome for our channel partners and will make us a stronger partner to them.

•	Apollo has a proven record of working with other technology companies to help them grow and thrive.

•	Apollo shares our commitment to being a trusted partner to the world’s leading technology vendors while serving customers better than any other company in the space.

•	Apollo is investing in our company because they believe Tech Data’s team, capabilities and global infrastructure provide a great platform for growth.

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Apollo’s investment will enable us to accelerate our work to further differentiate and expand our end-to-end solutions and provide our channel partners with unparalleled reach, efficiency and expertise.

22.	When is the transaction expected to close? What approvals are required?

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The transaction is expected to close in the first half of calendar year 2020, subject to the satisfaction of customary closing conditions including regulatory approvals and approval by Tech Data shareholders.

•	Customary regulatory filings will be required in the United States, the European Union and other jurisdictions.

23.	What happens next?

•	Until the transaction closes, Tech Data will continue to operate as a public company; our strategy and operating priorities remain the same.

•	Over the coming months, we will be working with Apollo on the appropriate filings so that we can receive regulatory approval.

•	We will hold a Special Meeting of Shareholders to consider and vote on the transaction agreement as soon as feasible.

•	Our strategy and operating priorities remain the same.

•	Our colleagues and channel partners should expect to operate the business as usual.

24.	What can colleagues expect until the transaction closes?

•	Colleagues should experience no interruptions to day-to-day operations as we wait for the transaction to close. It remains business as usual.

•	Colleagues should remain focused on their day-to-day roles and responsibilities, including delivering superior experiences to each other and to our channel partners, as always.

•	We will continue to proactively communicate with colleagues as we have more information to share.

25.	Does today’s announcement impact Tech Data’s definitive agreement to acquire DLT Solutions?

•	No, today’s announcement does not impact Tech Data’s agreement to acquire DLT in any way.

•	It is business as usual at both Tech Data and DLT.

26.	Does today’s announcement change Tech Data’s commitment to DLT?

•	Today’s announcement does not change Tech Data’s commitment to DLT, it’s strategy or business priorities.

•	The acquisition of DLT reflects Tech Data’s strategy of delivering higher value – strengthening its end-to-end portfolio and accelerating it capabilities in next-generation technologies.

27.	Are we still on track to close the DLT acquisition in Tech Data’s fiscal fourth quarter?

•	Yes, the acquisition is on track to close during Tech Data’s fourth fiscal quarter, subject to customary regulatory approvals.

•	Until the acquisition closes, it is important to remember that it’s business as usual for both Tech Data and DLT.

28.	How should I talk about the transaction with customers and vendors?

•	Until the transaction closes, we remain a publicly traded company.

•	We are operating the business as usual.

•	There are no changes in how we work with our channel partners

•	Their Tech Data contacts remain the same.

•	All current contracts are continuing as normal.

•	We will continue supporting our customers’ and vendors’ day-to-day needs with the same focus and commitment to service as always.

29.	Who do colleagues contact with questions?

•	We will host a Global Town Hall meeting to further discuss this announcement and respond to questions. A recording of the Town Hall will be available.

•	Colleagues with additional questions can also contact their managers, HR business partners or email CorpCommunications@techdata.com.

30.	Who should receive questions from investors, analysts or the media?

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Consistent with company policy, if you receive inquiries from investors or analysts, please direct them to Tania Almond, Investor Relations Director, at tania.almond@techdata.com; questions from the media should be directed to Bobby Eagle, Director, External Communications, at bobby.eagle@techdata.com.

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Tech Data’s shareholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks, uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Tech Data will file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger. Tech Data urges its shareholders to read the proxy statement when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when available) and other documents filed by Tech Data with the SEC relating to the proposed merger for free by accessing Tech Data’s website at www.techdata.com via the “SEC Filings” page, by clicking on the link for “About”, and then clicking on the link for “Investor Relations” and selecting “Financials”.

PARTICIPANTS IN THE SOLICITATION

Tech Data and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Tech Data’s shareholders in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger will be included in the proxy statement when it is filed with the SEC. You may find additional information about Tech Data’s directors and executive officers in Tech Data’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2019. You can obtain free copies of these documents from Tech Data using the contact information above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.